EXHIBIT 99.2

EXPRESSJET HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURE

	Year Ended December 31,

	2002	2001
PERFORMANCE MEASURE:

(in cents)
Operating costs per available seat mile (CASM) (1) .	15.14	16.18
Adjustment:
Less government grant per ASM......................	0.01	0.45

Adjusted CASM excluding government grant (2)...............	15.15	16.63

Available seat miles (millions)	6,219	5,437

(1)	Operating cost per available seat mile equals operating expenses divided by available seat miles.
(2)

Adjusted CASM excluding government grant, relating to the September 11, 2001 terrorist attack, provides management and investors the ability to measure and monitor ExpressJet Holding Inc.’s cost performance absent a non-recurring item.  As there was not a similar grant within the prior two years and the government grant is not reasonably likely to recur within two years, management believes the grant of $0.5 million and $24.9 million in 2002 and 2001, respectively, is considered an infrequent and unusual item.  For detailed discussion of the 2001 Air Transportation Safety and System Stabilization Act grant and our results of operations, see our Form 10-K for the year ended December 31, 2002.